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                                                                    EXHIBIT 21.1


                              LIST OF SUBSIDIARIES


Subsidiaries
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
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                                                                        PLACE OF INCORPORATION
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
1.   E-House & Cityrehouse Real Estate Consultancy Ltd.                 British Virgin Islands
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2.   E-House Real Estate Ltd.                                           British Virgin Islands
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3.   CRIC (China) Information Technology Co., Ltd.                      British Virgin Islands
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4.   E-House (China) Capital Investment Management Ltd.                 British Virgin Islands
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5.   E-House & Cityreouse Real Estate Development Limited               British Virgin Islands
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6.   E-House (China) Real Estate Asset Management Limited                   Cayman Islands
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7.   E-House International Estate Agency Limited                              Hong Kong
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8.   Shanghai Cityrehouse Real Estate Agency Co., Ltd.                           PRC
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9.   Shanghai Real Estate Consultant and Sales (Group) Co., Ltd.                 PRC
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10.  Shanghai CRIC Information Technology Co., Ltd.                              PRC
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11.  Hangzhou E-House & Cityrehouse Real Estate Agency Co., Ltd.                 PRC
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

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Consolidated Affiliated Entities
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
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                                                                        PLACE OF INCORPORATION
==============================================================================================
1.   Nanjing Jinyue Real Estate Consultant Co., Ltd.                             PRC
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2.   Shanghai Urban Real Estate Broker Co., Ltd.                                 PRC
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3.   Fujian Jinyue Real Estate Consultant Co., Ltd.                              PRC
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4.   Shenzhen E-House Real Estate Co., Ltd.                                      PRC
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5.   Shanghai E-House Real Estate Academy                                        PRC
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6.   Beijing Jinyue Real Estate Broker Co., Ltd.                                 PRC
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7.   Jinan Fangzouweiye Consultant Co., Ltd.                                     PRC
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8.   Shenyang E-House Real Estate Agent Co., Ltd.                                PRC
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9.   Wuhan E-House Investment Co., Ltd.                                          PRC
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10.  Zhengzhou Jinyue Real Estate Investment Consultant Co., Ltd.                PRC
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11.  Changsha Jinyue Real Estate Sales Co., Ltd.                                 PRC
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12.  Jiangxi E-House Real Estate Sales Co., Ltd.                                 PRC
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13.  Shaanxi E-House Real Estate Investment Consultant Co., Ltd.                 PRC
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14.  Chengdu E-House Western Real Estate Investment Consultant Co., Ltd.         PRC
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15.  Chongqing E-House Investment Consultant Co., Ltd.                           PRC
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